Exhibit 99.2
SAF-T-NET, INC.
Financial Statements
December 31, 2009 and 2008

SAF-T-NET, INC.
Table of Contents
December 31, 2009 and 2008

certified public accountants

Hughes Pittman & Gupton,LLP
1500 Sunday Drive, Suite 300
Releigh, North Carolina 27607
919.232.5900 919.232.5901 fax
www.hpg.com
Independent Auditors’ Report
The Board of Directors
Saf-T-Net, Inc.
Raleigh, North Carolina
We have audited the accompanying balance sheets of Saf-T-Net, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Saf-T-Net, Inc. as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
March 19, 2010

SAF-T-NET, INC.

Balance Sheets

As of December 31, 2009 and 2008

	2009	2008
Assets

Current assets:
Cash and cash equivalents	$207,773	159,300
Accounts receivable, net	597,459	801,921
Prepaid expenses and other current assets	416,975	405,009

Total current assets	1,222,207	1,366,230

Property and equipment, net	71,546	66,696

Capitalized software development costs, net	431,280	391,031

Notes receivable, shareholders	229,000	229,000

Deferred financing costs, net	234,564	57,950

Total assets	$2,188,597	2,110,907

Liabilities

Current liabilities:
Accounts payable	$657,207	525,052
Amounts due to shareholder	—	129,250
Accrued expenses	401,439	423,274
Settlement accrual	800,000	—
Current portion of lease obligations	8,849	8,440
Current maturities of notes payable	3,573,380	33,099
Deferred revenue, current portion	6,814,094	4,946,462

Total current liabilities	12,254,969	6,065,577

Long term liabilities:
Lease obligations, net of current portion	8,617	17,475
Defered rent	15,936	12,009
Accumulated benefit obligation	199,679	120,179
Deferred revenue, net of current portion	51,730	11,674

Total liabilities	12,530,931	6,226,914

Stockholders’ deficit

Common stock, no par value; 100,000 shares authorized; 1,115 and 1,440 shares issued and outstanding	—	476,000
Accumulated other comprehensive income	7,528	—
Accumulated deficit	(10,349,862)	(4,592,007)

Total stockholders’ deficit	(10,342,334)	(4,116,007)

Total liabilities and stockholders’ deficit	$2,188,597	2,110,907

See accompanying notes to the financial statements

SAF-T-NET, INC.
Statements of Operations
For the Years Ended December 31, 2009 and 2008

	2009	2008
Revenues, net	$9,784,830	6,258,783

Cost of revenues	3,015,934	2,270,205

Gross profit	6,768,896	3,988,578

Expenses:
Selling, general and administrative	9,760,134	5,644,296

Loss from operations	(2,991,238)	(1,655,718)

Other income (expense):
Interest income	—	22,483
Interest expense	(634,743)	(37,527)
Other expenses	(86)	—

Total other expense, net	(634,829)	(15,044)

Net loss	$(3,626,067)	(1,670,762)

See accompanying notes to the financial statements

SAF-T-NET, INC.
Statements of Stockholders’ Deficit
For the Years Ended December 31, 2009 and 2008

			Accumulated
			Other		Total
	Common Stock		Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Income (Loss)	Deficit	Deficit
Balance as of December 31, 2007	1,440	$476,000	—	(2,921,245)	(2,445,245)

Net loss	—	—	—	(1,670,762)	(1,670,762)

Balance as of December 31, 2008	1,440	476,000	—	(4,592,007)	(4,116,007)

Stock repurchase	(325)	(476,000)	—	(2,131,788)	(2,607,788)
Comprehensive loss:
Net loss	—	—	—	(3,626,067)	(3,626,067)

Other comprehensive income (loss):
Deferred actuarial income	—	—	7,528	—	7,528

Total comprehensive loss					(3,618,539)

Balance as of December 31, 2009	1,115	$—	7,528	(10,349,862)	(10,342,334)

See accompanying notes to the financial statements

SAF-T-NET, INC.
Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities

Net loss	$(3,626,067)	(1,670,762)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	241,325	141,715
Amortization of financing costs	74,200	—
Amortization of debt discount	111,060	—
Pension benefit	87,028	120,179
Changes in operating assets and liabilities:
Accounts receivable, net	204,462	(243,057)
Prepaid expenses and other current assets	(11,966)	(122,069)
Accounts payable	132,155	267,897
Accrued expenses	(21,835)	229,252
Accrued settlement	800,000	—
Deferred rent	3,927	12,009
Deferred revenue	1,907,688	2,218,406

Net cash provided (used) by operating activities	(98,023)	953,570

Cash flows used by investing activities

Loans to shareholders	—	(258,000)
Purchase of property and equipment	(20,623)	(36,014)
Capitalization of software development costs	(265,804)	(253,343)

Net cash used by investing activities	(286,427)	(547,357)

See accompanying notes to the financial statements

SAF-T-NET, INC.
Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008

	2009	2008
Cash flows used by financing activities

Proceeds from shareholder	145,000	—
Repayment to shareholder	(274,250)	—
Repurchase common stock	(778,788)	—
Proceeds from lines of credit	400,000	620,649
Repayment of lines of credit	(400,000)	(856,357)
Proceeds from long term debt	3,000,000	—
Payment of notes payable	(1,399,776)	(52,444)
Payment of capital leases	(8,449)	(1,613)
Payment of financing costs	(250,814)	(57,950)

Net cash provided (used) by financing activities	432,923	(347,715)

Net increase in cash	48,473	58,498

Cash and cash equivalents as of beginning of year	159,300	100,802

Cash and cash equivalents as of end of year	$207,773	159,300

Supplemental disclosure of cash flow information

Cash paid for interest	$528,262	28,870

Supplemental schedule of non-cash financing activities

Repurchase of common stock financed through discounted notes payable	$1,829,000	—

Equipment acquired through capital lease	$—	27,528

See accompanying notes to the financial statements

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
Description of Business
Saf-T-Net, Inc. (the “Company”) provides rapid notification software specifically for the education industry on a hosted or software-as-a-service basis (“SaaS”) throughout the United States.
Saf-T-Net, Inc. was incorporated in North Carolina on September 26, 1996.
Basis of Presentation
The accompanying financial statements have been prepared on a basis which assumes the Company will continue as a going concern and which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company has sustained losses for 2009 and 2008, and has negative working capital as of December 31, 2009. However, the Company was acquired and its debt was retired on March 19, 2010 (see Note 11).
The Company has evaluated subsequent events through March 19, 2010, the date at which financial statements were available to be issued.
The accompanying financial statements have been prepared on the accrual basis of accounting, which is in accordance with accounting principles generally accepted in the United States of America.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Reclassifications
Certain amounts in the Company’s financial statements as of and for the year ended December 31, 2008, have been reclassified to conform to the 2009 presentation with no effect on net loss or accumulated deficit.

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)
Cash and Cash Equivalents
The Company considers all highly liquid debt investments with a maturity of three months or less at the date of purchase to be cash equivalents. There were no cash equivalents as of December 31, 2009 and 2008.
Accounts Receivable
The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments. The Company generally reserves receivables based on age but gives consideration to customer creditworthiness and past transaction history with the customer. In the opinion of management, the allowances are adequate as of December 31, 2009 and 2008. Actual results could differ from the estimates that were used.
Accounts receivable are presented net of an allowance for doubtful accounts of $25,000 for the years ended December 31, 2009 and 2008.
Concentrations
Concentrations of credit risk with respect to accounts receivable are typically limited due to the number of customers comprising the Company’s customer base and because substantially all customers are located in the United States.
Property and Equipment
Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Property and equipment include certain equipment under capital leases. These items are depreciated over the shorter of the lease period or the estimated useful life of the equipment.
Expenses for repairs and maintenance are charged to operations as incurred. Upon retirement or sale, the cost of the disposed assets and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to operations.
Software Development Costs
Development costs include expenses incurred by the Company to develop, enhance, manage, monitor, and operate the Company’s hosted software solutions, to manage and integrate data related to these solutions. The Company capitalizes certain costs associated with the software development of the Company’s hosted solutions and internal applications and amortizes the costs to cost of revenues over the useful life of the related applications.

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)
Impairment of Long-Lived Assets
Long-lived assets, such as property and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.
Revenue Recognition and Deferred Revenues
The Company generates revenues by charging subscription fees for the use of its technology on a hosted or SaaS basis. SaaS subscription fees are billed on a periodic basis in advance of service delivery and are recognized as revenue ratably over the term of the agreement. Net revenues include subscription fees less allowances for customer credits, including estimated cancellations, price adjustments, and changes in service.
Cost of Revenues
The cost of SaaS subscription revenue is recognized ratably over the term of the agreement and consists primarily of telecommunications expense, hosting fees, and compensation for employees who work directly on the implementation and provide training and support to customers. Additionally, cost of revenue includes the amortization of capitalized software development costs.
Selling, General, and Administrative Expenses
Selling, general, and administrative expenses consist primarily of operating costs, including salaries and sales commissions, of all personnel involved in the sales process and company administration. Commissions incurred in advance of the revenue recognized are recorded as deferred project costs on the balance sheet and are recognized ratably over the term of the agreement.
Selling, general, and administrative expenses also include costs of third-party software development for product enhancements and minor upgrades, advertising, trade shows, and certain indirect costs. Software development expense totaled approximately $266,000 and $116,000 during 2009 and 2008. Advertising costs are expensed as incurred. Advertising expense totaled approximately $76,000 and $54,000 for the years ended December 31, 2009 and 2008.

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (concluded)
Income Taxes
Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse.
In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.
Effective January 1, 2009, the Company adopted amendments to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, which clarify the accounting for uncertain tax positions recognized in financial statements. Under these provisions, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The adoption of the amendment did not have a material impact on the financial position of the Company or the results of its operations.
The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.
Fair Value Measurements
Effective January 1, 2008, the Company implemented the framework for measuring fair value for financial assets and liabilities reported at fair value and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The Company elected to defer implementation as it relates to non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statement on a non-recurring basis until January 1, 2009. The Company has determined that the adoption of the framework for measuring fair value does not have an effect on its results of operations and financial position.

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008
NOTE 2 PROPERTY AND EQUIPMENT
Property and equipment consist of the following as of December 31:

	Estimated Useful
	Life (In Years)	2009	2008

Computers, equipment, and software	5	$113,485	93,537
Furniture and fixtures	5	14,399	13,727

Total costs		127,884	107,264

Less accumulated depreciation		56,338	40,568

Property and equipment, net		$71,546	66,696

Depreciation expense for the years ended December 31, 2009 and 2008 was approximately $16,000 and $4,000.
NOTE 3: CAPITALIZED SOFTWARE COSTS
Capitalized software development costs include expenses incurred by the Company to develop, enhance, manage, monitor, and operate the Company’s hosted software application. Costs of $265,804 and $253,343 were capitalized during the years ended December 31, 2009 and 2008.
Capitalized software costs consist of the following as of December 31:

	Estimated Useful
	Life (In Years)	2009	2008

Capitalized software costs	3	$907,214	641,410
Less accumulated amortization		(475,934)	(250,379)

Capitalized software costs, net		$431,280	391,031

Amortization expense for the years ended December 31, 2009 and 2008 was approximately $225,000 and $137,000.

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008

NOTE 3:	CAPITALIZED SOFTWARE COSTS (concluded)
Future estimated amortization subsequent to December 31, 2009 is as follows:

2010	$215,377
2011	163,770
2012	52,133

$431,280

NOTE 4: ACCRUED EXPENSES
Accrued expenses consist of the following as of December 31:

	2009	2008

Accrued commission	$79,561	71,397
Accrued vacation	80,959	110,025
Accrued profit sharing contribution	85,421	191,852
Sales allowances	70,000	50,000
Accrued professional fees	85,498	—

Total	$401,439	423,724

NOTE 5: LINES OF CREDIT
During 2008, the Company had two revolving credit facilities which were due on demand. No balance was outstanding on these facilities as of December 31, 2008 and they were terminated by February 2009. The facilities were guaranteed by two shareholders and had interest rates of prime plus 1.0% and prime plus 2.75%.
On April 28, 2009, the Company entered into a line of credit facility with an availability of up to $1,500,000 based upon eligible accounts receivable, with a minimum availability of $1,000,000 during the period April 28, 2009 to May 31, 2009. Advances under the line bear interest at LIBOR plus 4.25% with a maturity date of April 27, 2010. The facility is secured by all equipment, inventory, and receivables of the Company and was guaranteed by two shareholders. The line of credit contains certain financial covenants and a compensation arrangement for the principal officers and shareholders of the Company. As of December 31, 2009, no amounts were outstanding under the line which had available credit of approximately $418,000. On February 12, 2010, the line was modified reducing the total availability from $1,500,000 to $600,000. The modification also provided that the bank would waive its rights as a result of the covenant violations for December 2009 and January 2010. The line was terminated in March 2010 (see Note 11).

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008
NOTE 6: NOTES PAYABLE
As of December 31, 2008, the Company had an outstanding balance on a loan from a financial institution of $33,099 which was guaranteed by two shareholders. The loan provided for equal monthly payments of principal and interest of $4,727 at a fixed rate of 8.38% with final payment due in 2009. On February 13, 2009, the loan was repaid and terminated in conjunction with new financing agreements.
On February 13, 2009, the Company entered into an agreement to borrow $3,000,000. The loan matures on February 13, 2014 with payments of interest only at 19%, 16% cash interest (cash interest rate) payable monthly, plus a 3% interest payment in kind which if unpaid monthly, accrues to increase the principal amount of the loan. The Company has the right to prepay the loan, in whole or in part with at least 30 days notice, by payment of the unpaid principal and accrued interest plus a premium percentage as defined in the agreement. The loan, which is guaranteed by two shareholders, contains certain financial covenants, which were in violation as of December 31, 2009, and a compensation arrangement for the principal officers and shareholders of the Company. The outstanding balance on the loan as of December 31, 2009 was $3,000,000. On February 11, 2010, the Company agreed to payoff the loan in full and the covenant violations were waived through February 2010. The loan is classified as current in the accompanying balance sheet as it was paid in full and terminated in March 2010 (see Note 11).
In 2009, the Company entered into agreements with two shareholders to redeem 325 shares of common stock. The Company paid $778,788 cash at closing and issued notes payable for the balance of the purchase price. The notes bear an interest rate of 1.38% and require payments of $1,366,575 plus accrued interest on September 30, 2009 with the balance due on December 22, 2010. The Company has pledged the redeemed shares as collateral for the term of the notes payable. The interest bearing notes were discounted at an imputed interest rate of 10% creating a debt discount. The outstanding balance on the notes as of December 31, 2009 was $573,380 net of debt discount of $48,103. The notes were paid in full and terminated in March 2010 (see Note 11).
NOTE 7: COMMITMENTS
Leases
The Company leases facilities under non-cancelable operating leases and certain equipment under a capital lease. Rent expense incurred under operating leases during the years ended December 31, 2009 and 2008 was $202,236 and $135,232.

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008
NOTE 7: COMMITMENTS (continued)
Future minimum lease payments under the leases are as follows:

	Operating Leases	Capital Leases

2010	$211,991	9,612
2011	198,496	8,794
2012	46,567	—

Total minimum lease payments	$457,054	18,406

Less amount representing interest (5.25%)		940

Present value of minimum lease payments		17,466

Less current portion		8,849

Long-term portion of capital leases		8,617

The cost and accumulated depreciation of equipment under the capital lease is as follows:

	2009	2008

Cost	$27,528	27,528
Less accumulated depreciation	5,501	—

Total	$22,027	27,528

Settlement
In 2009, a competitor filed a claim alleging that the Company infringed on its patent and the Company has brought counterclaims. Each party has denied any liability; however, a settlement agreement was executed in January 2010 which provided that the Company will pay the claimant $800,000 and all claims will be dismissed. The payment was due in installments of $300,000 within five days of execution and the remaining $500,000 by July 31, 2010. The settlement amount of $800,000 has been accrued as of December 31, 2009.

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008
NOTE 7: COMMITMENTS (concluded)
Other Commitments
The Company has entered into various contracts for telecommunications and hosting services expiring through 2011. During 2009 and 2008, the Company incurred expenses of approximately $2,318,000 and $1,077,000 for services under the contracts which are included in cost of sales.
Future annual commitments under these contracts are approximately:

2010	$2,347,000
2011	134,000

Total future commitments	$2,481,000

NOTE 8: INCOME TAXES
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets as of December 31, 2009 and 2008 are as follows:

	2009	2008

Current:
Deferred income tax assets:
Allowance for doubtful accounts	$35,400	27,800
Deferred revenue	4,400	10,200
Deferred rent	5,900	—
Accrued expenses	46,100	50,300
Valuation allowance	(91,800)	(88,300)

Total current deferred income tax assets	—	—

Deferred income tax liabilities:
Other liabilities	—	—

Net deferred tax assets (liabilities), current	$—	—

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008
NOTE 8: INCOME TAXES (continued)

	2009	2008

Deferred income tax liabilities:
Other liabilities	—	—

Net deferred tax assets (liabilities), current	$—	—

Non-current:
Deferred income tax assets:
Tax loss carryforwards	$1,951,700	1,618,700
Contribution carryforwards	4,400	1,900
Property and equipment — state	1,000	—
Accrued expenses	298,300	—
Valuation allowance	(2,078,500)	(1,463,000)

Total noncurrent deferred income tax assets	176,900	157,600

Deferred income tax liabilities:
Property and equipment — federal	16,100	12,700
Internally developed software	160,800	144,900

Total noncurrent deferred income tax liabilities	176,900	157,600

Net deferred income tax asset (liability) noncurrent	—	—

Total net deferred income tax asset (liability)	$—	—

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008
NOTE 8: INCOME TAXES (continued)
Income taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision (benefit) for income taxes as follows:

	2009		2008
		% of Pre-tax		% of Pre-tax
	Amount	Earnings	Amount	Earnings

United States federal tax at statutory rate	$(1,232,900)	(34.0%)	(568,100)	(34.0%)
State taxes (net of federal benefit)	(119,300)	(3.3%)	(51,100)	(3.1%)
Other nondeductible expenses	451,200	12.4%	8,800	0.5%
Other	13,000	0.4%	700	0.1%
Change in valuation allowance	888,000	24.5%	609,700	36.5%

Provision (benefit) for income taxes	$—	0.0%	—	0.0%

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. The valuation allowance increased by $619,000 from December 31, 2008 to December 31, 2009 which is net of $269,000 decrease in the allowance related to the change in accounting.
As of December 31, 2009, the Company has federal net operation loss carryforwards and state net economic loss carryforwards of approximately $5,355,100 and $3,981,600 that expire beginning in the year 2023 and 2018. Additionally, the Company has contribution carryforwards approximating $12,800 available to offset future federal taxable income which begin to expire in 2012.
The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008
NOTE 8: INCOME TAXES (concluded)
The Company adopted the provisions of ASC 740-10 on January 1, 2009. Management evaluated the Company’s tax positions at that time and concluded that an adjustment of $725,000 to beginning tax positions was required. This adjustment is reflected as a reduction to beginning retained earnings, which was offset by a decrease in the valuation allowance. The Company continues to recognize its tax benefits which are offset by a valuation allowance to the extent that it is more likely than not that the deferred tax assets will not be realized.
The following summarizes the activity related to the Company’s unrecognized tax benefits:

Balance as of January 1, 2009	$269,000
Increases related to year ended December 31, 2009 tax position	410,300

Balance as of December 31, 2009	$679,300

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of the date of adoption, January 1, 2009, and as of December 31, 2009, the Company had no accrued interest related to uncertain tax positions.
The Company has its tax years open to examination by federal tax and state tax jurisdictions. The Company has not been informed by any tax authorities for any jurisdiction that any of its tax years is under examination as of December 31, 2009.
NOTE 9: EMPLOYEE BENEFIT PLANS
Defined Contribution Plan
Effective January 1, 2008, the Company established Saf-T-Net, Inc. Employees’ 401(k) Profit Sharing Plan and Trust (the “Profit Sharing Plan”), which is a profit sharing plan sponsored by Saf-T-Net, Inc. for its employees with an added deferred savings feature that is intended to meet the requirements of Section 401(k) of the Internal Revenue Code. Each year the Company will contribute for each eligible participating employee a fixed amount equal to 3% of such participant’s compensation. Company contributions vest for the benefit of participants over six years. The Company has the right to amend or terminate the Profit Sharing Plan at any time. Beginning January 1, 2009, employees of the Company may elect to make contributions under the 401(k) deferred savings feature of the Profit Sharing Plan. The Company expensed approximately $136,000 and $191,000 related to the Profit Sharing Plan during 2009 and 2008.

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008
NOTE 9: EMPLOYEE BENEFIT PLANS (continued)
Defined Benefit Plan
Effective January 1, 2008, the Company established the Employees’ Defined Benefit Pension Plan and Trust (the “Defined Benefit Plan”), which is a pension plan maintained by the Company to provide eligible employees with retirement benefits. All employees of the Company who have attained 21 years of age and have completed two years of service are eligible for participation in the Defined Benefit Plan. Participants benefits vest immediately. The Company retains the right to amend, modify, suspend, terminate, or partially terminate the Defined Benefit Plan at any time.
The benefits are based on years of service and the employee’s compensation during all years of employment since the Defined Benefit Plan’s inception. The Company’s funding policy is to make the minimum annual contribution required by applicable regulations. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. Expected Company contributions in 2010 are approximately $310,000.
The following tables set forth further information about the Company’s Defined Benefit Plan as of and for the years ended December 31:

	2009	2008

Obligations and funded status
Benefit obligation	$(344,308)	(120,179)
Plan assets at fair value	144,629	—

Funded status	$(199,679)	(120,179)

	2009	2008

Accumulated benefit obligation	$(344,303)	(120,179)
Employer contributions	143,332	—
Plan participant contributions	—	—
Benefits paid	—	—

Amounts recognized in the balance sheet consist of:

Current liabilities — accrued expenses	—	—
Noncurrent liabilities	199,679	120,179

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008
NOTE 9: EMPLOYEE BENEFIT PLANS (continued)
Amounts recognized in accumulated other comprehensive income consist of:

Net (gain) loss	(7,528)	—
Prior service cost (credit)	—	—

Amounts recognized in operations consist of:

Net periodic pension cost	230,355	120,179
Since 2008 was the first year of the Defined Benefit Plan, there is no estimated net loss or prior service cost that will be amortized from accumulated other comprehensive income into net periodic benefit cost in 2008.
The following assumptions were used in accounting for the plan:

	2009	2008
Weighted-average assumptions used to determine benefit obligations as of December 31:
Discount rate	6.74%	5.38%
Rate of compensation increase	0.00%	0.00%

Weighted-average assumptions used to determine benefit cost for year ended December 31:
Discount rate	6.74%	5.38%
Expected return on plan assets	6.74%	5.38%
The expected rate of return on plan assets is determined by estimates of future long-term returns by asset class.
The Company’s overall investment strategy is to achieve long-term growth with a diversification of asset types, fund strategies, and fund managers. The target allocations for plan assets are approximately 100 percent debt securities.
The fair values of the Company’s Defined Benefit Plan assets as of December 31, 2009, all based on quoted prices in active markets for identical assets (Level 1), by asset category are as follows:

Asset category:
Money market funds	$1,041
Bond funds	136,681
Other assets	7,169

Total	$144,891

SAF-T-NET, INC.
Notes to Financial Statements
December 31, 2009 and 2008
NOTE 9: EMPLOYEE BENEFIT PLANS (concluded)
The following benefits are expected to be paid:

2010	$1,061
2011	1,828
2012	2,634
2013	3,479
2014	4,368
2015 — 2019	26,501
NOTE 10: RELATED PARTY TRANSACTIONS
Notes Receivable, Shareholders
On December 31, 2008, the Company loaned $258,000 to two shareholders of the Company. The loans bear an interest rate of 1.38% and are payable on demand. The outstanding balance of the loans as of December 31, 2008 was offset by amounts previously advanced from these shareholders of $29,000. Total outstanding as of December 31, 2009 is $229,000.
Amounts Due to Shareholder
Previously, one of the shareholders loaned $129,250 to the Company. On September 15, 2009, the loan was repaid and terminated.
Note Payable to Shareholder
On March 15, 2009, an officer and shareholder loaned the Company $145,000. The loan bears interest at 10%, subject to certain increases in interest as defined in the terms, and is due in full on September 15, 2009 with no penalty for prepayments. On September 15, 2009, the loan was repaid and terminated.
NOTE 11: SUBSEQUENT EVENTS
In February 2010, a shareholder repaid a note receivable of $129,500 and advanced the Company approximately $113,500.
On March 5, 2010, the owners of the Company entered an agreement to sell the outstanding stock to a public company for cash. At the closing on March 19, 2010, all amounts outstanding under the notes payable and line of credit were paid in full and the loans were terminated.